Exhibit 10.4

July 27, 2010

Mr. Marc A. Strassler

Executive Vice President

General Counsel and Secretary

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA  17011

RE:                              Agreement dated as of March 9, 2009 (the “Agreement”) by and between Rite Aid Corporation (the “Company”) and Marc A. Strassler (the “Executive”)

Dear Marc:

On June 21, 2010, the Compensation Committee of the Board of Directors of the Company approved changes to the above referenced Agreement that:  (i) delete the term “$135,000” in the first sentence of Section 4.6 of the Agreement and replace it with the phrase “$67,000 per year”; and (ii) delete the phrase “for a period of up to thirty-six (36) months from the Effective Date” in the first sentence of Section 4.6 of the Agreement.  The balance of Section 4.6 remains unchanged.

If you are in agreement with these two changes in the above paragraph, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

Sincerely,

Rite Aid Corporation

	By:	/s/ FRANK G. VITRANO
Frank G. Vitrano
Sr. Exec. Vice President, CFO & CAO

Agreed:

/s/ MARC A. STRASSLER
Marc A. Strassler
July 27, 2010